Exhibit 10.23

FIRST AMENDMENT

TO THE

SEED CAPITAL MANAGEMENT AGREEMENT

This First Amendment (this “First Amendment”) effective as of December 31, 2014 to that certain Seed Capital Management Agreement dated as of October 8, 2014, by and among MILLPENCIL LIMITED, a company limited by shares organized under the laws of England and Wales and located at 5th Floor, Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom (together with its successors and permitted assigns, “Millpencil”), MILLPENCIL (US) LP, a Delaware limited partnership (together with its successors and permitted assigns, “MPL”), with a registered office address of 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, OLD MUTUAL (US) HOLDINGS INC., a Delaware corporation (together with its successors, “OM(US)H”), located at 200 Clarendon Street, 53rd Floor, Boston, MA 02116, OLD MUTUAL PLC, a company limited by shares organized under the laws of England and Wales and located at 5th Floor, Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom (together with its successors and permitted assigns, “OM plc”) and MPL (UK) Limited, a company limited by shares organized under the laws of England and Wales and located at Millennium Bridge House, 2 Lambeth Hill, London EC4V 4GG, United Kingdom (together with its successors and permitted assigns, “MPLUK2”). Capitalized terms not defined herein shall have the meaning given to such terms in the Seed Capital Management Agreement.

W I T N E S S E T H:

WHEREAS, pursuant to Section 2(c) of the Seed Capital Management Agreement, Millpencil has agreed to assign certain assets (the “Assignable Assets”) to MPLUK2 prior to December 31, 2014 (the “Assignment Deadline Date”);

WHEREAS, the parties to the Seed Capital Management Agreement desire that the Assignment Deadline Date be extended until December 31, 2017; and

WHEREAS, the Seed Capital Management Agreement may be only amended, modified or supplemented by a written agreement executed by the parties.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.              Section 2(c) of the Seed Capital Management Agreement shall be replaced in its entirety with the following:

“(c)                                                    On or before December 31, 2017, Millpencil shall assign to MPLUK2 or its designee (i) all of the Seed Capital Investments which have theretofore been managed by OM(US)H under this Agreement on behalf of Millpencil and, upon such transfer, MPLUK2 or its designee shall succeed to all of Millpencil’s rights, and assume all of Millpencil’s obligations thereafter arising under Sections 2 and 3 of this Agreement with respect to such

Seed Capital Investments; and (ii) all of Millpencil’s general partnership interest in MPL (which represents 99% of the outstanding equity of MPL), free and clear of all liens, claims and encumbrances.  On or prior to January 15, 2018, OM plc shall assign to a newly-formed Subsidiary of MPLUK2 all of its limited partnership interest in MPL (which represents 1% of the equity of MPL), free and clear of all liens, claims and encumbrances.”

2.              The Seed Capital Management Agreement and this First Amendment shall be read together and shall have the same effect as if the provisions of the Seed Capital Management Agreement and the First Amendment were contained in one agreement.  Any provision of the Seed Capital Management Agreement not amended by this First Amendment shall remain in full force and effect as provided in the Seed Capital Management Agreement immediately prior to the date hereof.

3.              This First Amendment may be executed in any number of counterparts with the same effect as if each party had signed the same document, and all counterparts shall be construed together and shall constitute the same instrument.  Delivery of an executed counterpart of this First Amendment by facsimile transmission or by electronic delivery in portable document format (“.pdf”) or tagged image file format (“.tiff”) shall be equally effective as delivery of an original manually executed counterpart and the receiving party or parties may rely on the receipt of any counterpart of this First Amendment so executed and delivered as if such original had been received.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above stated.

Old Mutual (US) Holdings Inc.

By:

Millpencil Limited

By:

Millpencil (US) LP
By Millpencil Limited, its General Partner

By:

MPL (UK) Limited

By:

Old Mutual plc

By:

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